FORM 10f-3
Rule 144A Securities
FUND:  Managed High Yield Plus Fund,
Inc._________________________________________
Name of Adviser or Sub-Adviser:  UBS Asset Management
(Americas) Inc.
1.  Issuer:  CCO Holdings LLC/Cap Corp 144A 5.50% due
05/01/2026_____________________
2.  Date of Purchase:  04/07/2016
3.  Underwriter(s) from whom purchased:  Bank of America
N.A._________________________
4.  "Affiliated Underwriter" managing or participating in
syndicate:
UBS Investment
Bank___________________________________________
________________
5. Aggregate principal amount or number of shares purchased: 7,000,000 (Firmwide)
275,000 (Fund)

6.  Aggregate principal amount or total number of shares of
offering:  $1,200,000,000________
7.  Purchase price per unit or share (net of fees and expenses):
$100_______                          __
8.  Initial public offering price per unit or share:  $100__
______________________
9.  Commission, spread or profit:  0.875%
10.  Have the following
conditions been satisfied?
Y
E
S
N
O
a.	The securities are sold in
an offering exempt from
registration under Section
4(2) of the Securities Act
of 1933, Rule 144A or
Regulation D.
b.	The securities are sold to
persons reasonably
believed to be "qualified
institutional buyers"
("QIBs").
c.	The securities are
reasonably believed to be
eligible for resale to other
QIBs.
d.	The securities were
purchased prior to the
end of the first day on
which any sales are made
(or, if a rights offering,
the securities were
purchased on or before
the fourth day preceding
the day on which the
offering terminated).


X
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X
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X
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X
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_
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_
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_

_
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_
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e.	The securities were
purchased at a price not
more than the price paid
by each other purchaser
in the offering or any
concurrent offering.
f.	The underwriting was a
firm commitment
underwriting.
Y
E
S

X
_
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_


X
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_
N
O

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g.	The commission, spread
or profit was reasonable
and fair in relation to that
being received by others
for underwriting similar
securities during the
same period.


X
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_
_


_
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h.	The issuer of the
securities and any
predecessor has been in
continuous operation for
not less than three years.


X
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_
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i.	The amount of such
securities purchased by
the Fund and all other
accounts over which the
Adviser (or Sub-Adviser,
if applicable) exercises
investment discretion did
not exceed 25% of the
principal amount of the
offering.




X
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_
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j.	No Affiliated
Underwriter benefited
directly or indirectly
from the purchase.

X
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_
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_
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Note: Refer to the Rule 10f-3 Procedures for the
definitions of the capitalized terms above.  In particular,
"Affiliated Underwriter" is defined as affiliates of the
Adviser or Sub-Adviser participating in a selling
syndicate, as applicable.
Approved: /s/ Leesa D. Merrill			Date: 8/8/2016
Print Name:  Leesa D.
Merrill________________________________